As filed with the Securities and Exchange Commission on April 4, 2000

                                                  Registration No. 333- ________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Flextronics International Ltd.
             (Exact Name of Registrant as Specified in Its Charter)

            Singapore                                        Not Applicable
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

     11 Ubi Road 1, #07-01/02, Meiban Industrial Building, Singapore 408723
                    (Address of Principal Executive Offices)

              Flextronics International Ltd. 1993 Share Option Plan

           Share options granted under The DII Group, Inc. 1993 Stock
                      Option Plan assumed by the Registrant

           Share options granted under The DII Group, Inc. 1994 Stock
                    Incentive Plan assumed by the Registrant

      Share options granted under the Orbit Semiconductor, Inc. 1994 Stock
                    Incentive Plan assumed by the Registrant

       Share options granted under the KMOS Semi-Customs, Inc. 1989 Stock
                     Option Plan assumed by the Registrant

   Share options granted under the KMOS Semi-Customs 1990 Non-Qualified Stock
        Option Plan assumed by the Registrant (Full Title of the Plans)


                                Michael E. Marks
                      Chairman and Chief Executive Officer
                         Flextronics International Ltd.
                            11 Ubi Road 1, #07-01/02
                           Meiban Industrial Building
                                Singapore 408723
                                  (65) 844-3366
            (Name, Address and Telephone Number of Agent For Service)

                                   ----------

                                   Copies to:

                             David K. Michaels, Esq.
                                Tram T. Phi, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

             Title of                        Amount           Proposed Maximum          Proposed
            Securities                       to be             Offering Price       Maximum Aggregate           Amount of
         to be Registered                  Registered            Per Share         Offering Price (6)       Registration Fee
         ----------------                  ----------            ---------         ------------------       ----------------
Ordinary Shares, S$0.01 par value         4,000,000 (1)         $66.7500(6)          $267,000,000.00           $70,488.00
Ordinary Shares, S$0.01 par value         1,243,634 (2)         $5.9517 (7)            $7,401,736.48            $1,954.06
Ordinary Shares, S$0.01 par value         3,885,239 (3)        $10.3511 (7)           $40,216,497.41           $10,617.16
Ordinary Shares, S$0.01 par value           106,222 (4)         $5.6998 (7)              $605,444.16              $159.84
Ordinary Shares, S$0.01 par value             5,957 (5)         $1.3003 (7)                $7,745.89                $2.04

(1) Represents additional shares available for issuance under the Flextronics International Ltd. 1993 Share Option Plan. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to the shares registered under Form S-8 Registration Statement Nos. 33-99924, 333-42255, 333-71049 and 333-95189. A total of 16,400,000 shares issuable under the 1993 Share Option Plan has previously been registered under the Securities Act.

(2) Represents shares subject to assumed outstanding share options as of April 4, 2000 granted under The DII Group, Inc. 1993 Stock Option Plan.

(3) Represents shares subject to assumed outstanding share options as of April 4, 2000 granted under The DII Group, Inc. 1994 Stock Incentive Plan.

(4) Represents shares subject to assumed outstanding share options as of April 4, 2000 granted under the Orbit Semiconductor, Inc. 1994 Stock Incentive Plan.

(5) Represents shares subject to assumed outstanding share options as of April 4, 2000 granted under the KMOS Semi-Customs, Inc. 1989 Stock Option Plan and the KMOS Semi-Customs 1990 Non-Qualified Stock Option Plan.

(6) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per Ordinary Share of Flextronics International Ltd. on March 30, 2000 as reported by the Nasdaq National Market.

(7) Represents weighted average per share exercise price for such outstanding options, calculated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee.

--------------------------------------------------------------------------------

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, as amended, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the fiscal year ended March 31, 1999;

     (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 25, 1999, September 24, 1999 and December 31, 1999 filed pursuant to Section 13(a) of the Exchange Act;

     (c) the Registrant's Current Reports on Form 8-K filed with the Commission on October 29, 1999, December 6, 1999 and December 23, 1999; and

     (d) the description of the Registrant's Ordinary Shares contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12(g) of the Exchange Act.


     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Article 155 of the Flextronics articles provides that, subject to the Singapore Companies Act, every director or other officer shall be entitled to be indemnified by Flextronics against all liabilities incurred by him in the execution and discharge of his duties or in relation thereto, including any liability in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Flextronics and in which judgment is given in his favor, or the proceedings otherwise disposed of without finding or admission of any material breach of duty; in which he is acquitted; or in connection with any application under any statute for relief from liability for any act or omission in which relief is granted to him by the court.

     In addition, no director or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, joining in any receipt or other act for conformity, any loss or expense happening to Flextronics, through the insufficiency or deficiency of title to any property acquired by order of the directors for Flextronics or for the insufficiency or deficiency of any security upon which any of the moneys of Flextronics are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, willful default, breach of duty or breach of trust.

     Section 172 of the Companies Act renders void any provision for indemnifying a company's directors or officers against liability which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to the company. However, a company is not prohibited from purchasing and maintaining insurance against any such liability except where the liability arises out of conduct involving dishonesty or a willful breach of duty, or indemnifying a director or officer against any liability incurred in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application in relation to liability in which relief is granted to him by the court.

     Flextronics has entered into indemnification agreements with its officers and directors. These indemnification agreements provide Flextronics' officers and directors with indemnification to the maximum extent permitted by the Companies Act. Flextronics has also obtained a policy of directors' and officers' liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.


Item 8.   Exhibits.

4.1 Indenture dated as of October 15, 1997 between the Registrant and State Street Bank and Trust Company of California, N.A., as trustee. (Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K for the event reported on October 15, 1997.)

4.2       1993 Share Option Plan.

4.3       The DII Group, Inc. 1993 Stock Option Plan.

4.4       The DII Group, Inc. 1994 Stock Incentive Plan.

4.5       Orbit Semiconductor, Inc. 1994 Stock Incentive Plan.

4.6       KMOS Semi-Customs, Inc. 1989 Stock Option Plan.

4.7       KMOS Semi-Customs, Inc. 1990 Non-Qualified Stock Option Plan.

5.1       Opinion of Allen & Gledhill.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Moore Stephens.

23.3      Consent of Allen & Gledhill (included in Exhibit 5.1).

24.1 Power of Attorney. Reference is made to the signature page of this Registration Statement.

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 4th day of April, 2000.

                                        FLEXTRONICS INTERNATIONAL LTD.

                                        By:  /s/  Michael E. Marks
                                             -----------------------------------
                                                  Michael E. Marks
                                                  Chairman of the Board,
                                                  Chief Executive Officer and
                                                  Authorized U.S. Representative


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Michael E. Marks and Robert R.B. Dykes and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including any and all amendments, including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                              TITLE                                       DATE
---------                                              -----                                       ----


/s/ Michael E. Marks                        Chairman of the Board, and Chief Executive         April 4, 2000
------------------------------------        Officer (principal executive officer)
     Michael E. Marks


/s/ Tsui Sung Lam                           Director                                           April 4, 2000
------------------------------------
     Tsui Sung Lam


/s/ Robert R.B. Dykes                       President, Systems Group and Chief                 April 4, 2000
------------------------------------        Financial Officer (principal financial
     Robert R.B. Dykes                      and accounting officer)


/s/ Michael J. Moritz                       Director                                           April 4, 2000
------------------------------------
     Michael J. Moritz


/s/ Richard L. Sharp                        Director                                           April 4, 2000
------------------------------------
     Richard L. Sharp


/s/ Patrick Foley                           Director                                           April 4, 2000
------------------------------------
     Patrick Foley


/s/ Alain Ahkong                            Director                                           April 4, 2000
------------------------------------
     Alain Ahkong


/s/ Shing Leong Hui                         Director                                           April 4, 2000
------------------------------------
     Shing Leong Hui

                                  EXHIBIT INDEX

Exhibit
Number    Document Description
------    --------------------
4.1 Indenture dated as of October 15, 1997 between the Registrant and State Street Bank and Trust Company of California, N.A., as trustee. (Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K for the event reported on October 15, 1997.)

4.2       1993 Share Option Plan.

4.3       The DII Group, Inc. 1993 Stock Option Plan.

4.4       The DII Group, Inc. 1994 Stock Incentive Plan.

4.5       Orbit Semiconductor, Inc. 1994 Stock Incentive Plan.

4.6       KMOS Semi-Customs, Inc. 1989 Stock Option Plan.

4.7       KMOS Semi-Customs, Inc. 1990 Non-Qualified Stock Option Plan.

5.1       Opinion of Allen & Gledhill.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Moore Stephens.

23.3      Consent of Allen & Gledhill (included in Exhibit 5.1).

24.1 Power of Attorney. Reference is made to the signature page of this Registration Statement.